Exhibit 10.14

September 14, 2009

Alex Hart

Dear Alex,

I’m delighted to officially offer you the position of President Fuelman, reporting to me. I’ve enjoyed getting to know you over the last six months, and have concluded that you can make a meaningful contribution to FleetCor. Our investor group is also very supportive of you joining and believes you will be a terrific addition.

This letter will outline the responsibilities and compensation related to this position.

President Fuelman

This role will have overall responsibility for the profitable growth of our Fuelman proprietary card business.

Specifically, my expectations are that you will...

•	Strategic Direction: Develop a practical growth plan that will deliver improving financial results in 2010 and beyond.

•	New, New Things: Identify and implement new product, pricing, and distribution ideas that extend the life of this business/product line.

•	Management Team: Strenghten the Fuelman Management Team, specifically in the areas of marketing and new distribution channel development. (See enclosed organization chart)

Alex, as we discussed, our Fuelman business needs fresh blood, and new creative thinking. The assignment is primarily “growth focused”... the current business enjoys very satisfied customers and excellent margins/profitability. Success will be defined as new profitable revenue growth over the next 3 years.

Compensation

Your compensation plan will consist of the following:

Salary: Your annual salary will be $275,000. This will be payable bi-weekly according to the company’s payroll schedule.

Bonus: Your annual bonus target will be $137,500 (50%).

Thus your annual total cash compensation target is $412,500.

Your 2009 bonus payout will be a “fixed” $35,000.

655 Engineering Drive, Suite 300  |  Norcross, GA 30092  |  800.877.9019

Stock Options: You will be granted 50,000 stock options (time vested) and 35,000 restricted shares (performance vested) upon joining the company.

Although not a commitment, high performing executives will often receive follow-on option grants in year 3, at approximately 50% of their initial grant.

Your option grant will vest evenly over 4 years, and carry an exercise price equal to FMV which will be determined by the Board.

Your restricted share grant will vest upon achievement of a specific performance target (e.g. Fuelman PBT growth) and a change-of-control liquidity event.

Please find attached a worksheet illustration to help you better estimate the potential value of these grants.

Both the option and restricted stock grants require Board approval.

Benefits: You will be entitled to participate in the executive benefit program at no cost to you. Benefits include three weeks paid vacation per year. Crystal Williams will provide details outlining eligibility, coverage level, etc.

Non-compete: Like all company executives, you will be required to sign the company’s non-compete/non-solicitation agreement (for fleet cards) as a condition of your employment.

Severance: Our executive severance policy is 6 months salary continuation (e.g. does not include target bonus) in the unlikely event of termination not for cause. [Note: Termination for cause carries no severance entitlement.]

Alex, we are very excited about the prospect of you joining us. The combination of your early marketing and recent CEO experience should contribute to a fast start with us.

We fully expect you will make a big impact on FleetCor, and our future performance. You will become a viable candidate to run FleetCor over time.

I can also promise you that FleetCor will be an interesting and fast paced experience.

I really hope you decide to join us. Please let me know if I can answer any additional questions regarding the role, our offer, or the company in general.

Please sign and return this offer of employment to me at your convenience.

Best Regards,

/s/ Ron Clarke

Ron Clarke

Chairman and CEO

FleetCor, The Global Fleet Card Company

Accepted and Agreed to:

/s/ Alex P. Hart	09/28/09
Alex Hart Signature	Date

September 18,2009

Alex Hart

RE:	Offer Letter Addendum

Dear Alex,

This memo will serve as an addendum to our offer letter dated September 14, 2009, and reflects the compensation adjustments that we discussed and agreed to yesterday.

•	Base Salary Adjustment: We will review your performance in six months, and assuming “good progress”, will adjust your base salary upward to $300,000 annually.

•	2010 Target Bonus: Your 2010 bonus target will be $150,000. As we discussed, you can earn more (or less) than this target based upon company performance, and your personal performance.

Alex, we are delighted that you have decided to join us. I’m personally looking forward to your arrival next week.

Best Regards,

Ron Clarke

Chairman and CEO

FleetCor, The Global Fleet Card Company

Accepted and Agreed to:

/s/ Alex P. Hart	09/28/09
Alex Hart Signature	Date

655 Engineering Drive, Suite 300  |  Norcross, GA 30092  |  800.877.9019